Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION INTRODUCTORY NOTE

On April 30, 2014, Magellan Health, Inc., a Delaware corporation (“Magellan”), consummated and closed (the “Closing”) the previously announced acquisition of CDMI, LLC, a Rhode Island limited liability company (“CDMI”) (such acquisition, the “Acquisition”), pursuant to the Purchase Agreement (the “Purchase Agreement”), dated as of March 31, 2014, as amended by Amendment No.1 to the Purchase Agreement (the “Amendment”), dated April 30, 2014, by and among Magellan, CDMI, George N. Petrovas, Susan C. Petrovas and The Susan C. Petrovas Qualified Annuity Trust — 2011, as holders of the outstanding equity interests in CDMI (collectively, the “Sellers”) and George N. Petrovas in his capacity as the Seller Representative.  Magellan recorded the business combination using the purchase method of accounting.  As a result of the Acquisition, CDMI will operate as a wholly-owned subsidiary of Magellan Rx Management, Inc. (“Magellan Rx Management”).

As consideration for the Acquisition, Magellan Rx Management paid $205.0 million in cash (the “Base Price”) for all of the outstanding equity interests in CDMI, subject to working capital adjustments as provided in the Purchase Agreement.  Pursuant to the Purchase Agreement, the Sellers and certain key management of CDMI purchased a total of $80.0 million in Magellan restricted common stock, which will generally vest over a 42-month period, conditioned upon certain employment and performance targets.  In addition to the Base Price, the Purchase Agreement provides for potential contingent payments up to a maximum aggregate amount of $165.0 million.  The contingent payment provisions provide for (i) cash payments of up to $65.0 million based on the amount of rebates retained in respect of 2015 by CDMI and Magellan’s ICORE specialty pharmacy management business, (ii) cash payments of up to $65.0 million based on the number of CDMI customers that become full service PBM clients of Magellan during 2015 and 2016 and (iii) cash payments of up to $35.0 million based on the gross profit performance of CDMI and ICORE’s rebates business during 2014 and 2015.  Of the $205.0 million paid by Magellan Rx Management at the Closing, $15.0 million was deposited in an escrow account in connection with the Sellers’ indemnification obligations under the Purchase Agreement.  To the extent Magellan’s claims for indemnification do not exceed this amount, the holdback will be released to Sellers on the fifteen-month anniversary of the Closing.

Based in Newport, Rhode Island, CDMI is a provider of a range of clinical consulting programs and negotiates and administers drug rebates for managed care organizations and other customers.  CDMI works with over 30 health plans, and in 2013 had net revenues of approximately $43 million, primarily derived from rebate management.

The purchase price of CDMI was initially reported on a Current Report on Form 8-K dated and filed on April 30, 2014, and is being amended hereby to include the financial statements required by Item 9.01.

The transaction will be accounted for as a purchase of CDMI by Magellan under the purchase method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired by Magellan in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the net tangible and identifiable intangible assets is allocated to goodwill.

The unaudited pro forma condensed combined financial statements present the purchase of CDMI under the purchase method of accounting.  The unaudited pro forma condensed combined financial statements reflect the preliminary purchase price allocation based on Magellan’s estimate of the fair value of the assets acquired and liabilities assumed. The preliminary purchase allocation is subject to finalization of the valuation of intangible assets, and other assets acquired and liabilities assumed.

The unaudited pro forma condensed combined balance sheet of Magellan gives effect to the transaction as if it occurred on March 31, 2014. The unaudited pro forma condensed combined statements of comprehensive income for the three months ended March 31, 2014 and the year ended December 31, 2013 give effect to the transaction as if it had occurred on January 1, 2013.

The preliminary pro forma acquisition adjustments are based on available information and certain assumptions made by Magellan’s management and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information is not intended to represent what Magellan’s financial position was or results of operations would have been if the acquisition had occurred on those dates or to project Magellan’s financial position or results of operations for any future period. Since Magellan and CDMI were not under common control or management for any period presented, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A and results of the preliminary allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed. The unaudited pro forma statements do not reflect synergies, if any, expected from the combination of the two entities. The unaudited pro forma condensed combined financial statements and the accompanying notes thereto should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Magellan and CDMI. Magellan’s historical financial statements are included in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2013 and Magellan’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014. The historical financial statements and related notes thereto for CDMI for the year ended December 31, 2013 are attached as Exhibit 99.1 to this Form 8-K/A. The historical financial information of CDMI as of and, for the three months ended March 31, 2014 included in the pro forma condensed combined financial statements has been derived from the underlying accounting records.

There can be no assurance that Magellan will be successful in its efforts to integrate the operations of the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2014

(in thousands)

	Historical		Pro Forma		Pro Forma
	Magellan	CDMI	Adjustments		Combined

ASSETS
Current Assets:
Cash and cash equivalents	$261,300	$2,595	$(125,000)	(A)	$138,895
Restricted cash	264,566	—	—		264,566
Accounts receivable, net	202,767	52,994	—		255,761
Short-term investments	181,788	—	—		181,788
Deferred income taxes	37,044	—	—		37,044
Pharmaceutical inventory	47,105	—	—		47,105
Other current assets	62,656	265	—		62,921
Total Current Assets	1,057,226	55,854	(125,000)		988,080
Property and equipment, net	167,110	519	—		167,629
Restricted long-term investments	27,060	—	—		27,060
Other long-term assets	9,888	9	—		9,897
Goodwill	488,203	—	68,998	(C)	557,201
Other intangible assets, net	68,386	—	84,300	(C)	152,686
Total Assets	$1,817,873	$56,382	$28,298		$1,902,553
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$35,742	$34,445	$—		$70,187
Accrued liabilities	173,372	235	4,200	(A)	177,807
Medical claims payable	240,046	—	—		240,046
Other medical liabilities	65,288	—	—		65,288
Current maturities of long-term capital lease obligations	3,040	—	—		3,040
Total Current Liabilities	517,488	34,680	4,200		556,368
Long-term capital lease obligations	22,568	—	—		22,568
Deferred income taxes	38,445	—	—		38,445
Tax contingencies	33,593	—	—		33,593
Deferred credits and other long-term liabilities	20,336	—	45,800	(B)	66,136
Total Liabilities	632,430	34,680	50,000		717,110

Redeemable non-controlling interest	9,214	—	—		9,214

Preferred stock	—	—	—		—
Ordinary common stock	476	—	—		476
Multi-Vote common stock	—	—	—		—
Additional paid-in capital	933,274	—	—		933,274
Members’ equity	—	21,702	(21,702)	(D)	—
Retained earnings	1,126,213	—	—		1,126,213
Accumulated other comprehensive loss	(50)	—	—		(50)
Ordinary common stock in treasury, at cost	(883,684)	—	—		(883,684)
Total Stockholders’ Equity	1,176,229	21,702	(21,702)		1,176,229
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders’ Equity	$1,817,873	$56,382	$28,298		$1,902,553

See accompanying notes to unaudited pro forma condensed financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(in thousands)

	Historical		Pro Forma		Pro Forma
	Magellan	CDMI	Adjustments		Combined

Net revenue:
Managed care and other	$829,591	$8,367	$—		$837,958
PBM and dispensing	136,884	—	—		136,884
Total net revenue	966,475	8,367	—		974,842
Cost and expenses:
Cost of care	605,708	—	—		605,708
Cost of goods sold	125,298	—	—		125,298
Direct service costs and other operating expenses	164,722	1,538	7,800	(E)	174,060
Depreciation and amortization	20,229	55	2,700	(C)	22,984
Interest expense	836	—	1,800	(B)	2,636
Interest and other income	(311)	(1,000)	50	(F)	(1,261)
Total costs and expenses	916,482	593	12,350		929,425
Income before income taxes	49,993	7,774	(12,350)		45,417
Provision for income taxes	25,613	—	(1,850)	(G)	23,763
Net income	24,380	7,774	(10,500)		21,654
Non-controlling interest	1,340	—	—		1,340
Net income attributable to Magellan Health, Inc.	25,720	7,774	(10,500)		22,994

Weighted average number of common shares outstanding - basic	27,370	—	—		27,370
Weighted average number of common shares outstanding - diluted	28,051	—	405	(H)	28,456

Net income per common share attributable to Magellan Health, Inc.:
Basic	$0.94				$0.84
Diluted	$0.92				$0.81

Other comprehensive income:
Unrealized gains on available-for-sale securities	43	—	—		43
Comprehensive income	24,423	7,774	(10,500)		21,697
Less: Comprehensive income (loss) attributable to non-controlling interest	(1,340)	—	—		(1,340)
Comprehensive income attributable to Magellan Health, Inc.	$25,763	$7,774	$(10,500)		$23,037

See accompanying notes to unaudited pro forma condensed financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands)

	Historical		Pro Forma		Pro Forma
	Magellan	CDMI	Adjustments		Combined

Net revenue:
Managed care and other	$3,063,049	$42,658	$—		$3,105,707
PBM and dispensing	483,268	—	—		483,268
Total net revenue	3,546,317	42,658	—		3,588,975
Cost and expenses:
Cost of care	2,232,976	—	—		2,232,976
Cost of goods sold	455,601	—	—		455,601
Direct service costs and other operating expenses	619,546	6,477	31,000	(E)	657,023
Depreciation and amortization	71,994	202	10,800	(C)	82,996
Interest expense	3,000	—	7,200	(B)	10,200
Interest and other income	(1,985)	—	200	(F)	(1,785)
Total costs and expenses	3,381,132	6,679	49,200		3,437,011
Income before income taxes	165,185	35,979	(49,200)		151,964
Provision for income taxes	39,924	—	(5,400)	(G)	34,524
Net income	125,261	35,979	(43,800)		117,440

Weighted average number of common shares outstanding - basic	27,054	—	—		27,054
Weighted average number of common shares outstanding - diluted	27,675	—	156	(H)	27,831

Net income per common share attributable to Magellan Health, Inc.:
Basic	$4.63				$4.34
Diluted	$4.53				$4.22

Other comprehensive income:
Unrealized losses on available-for-sale securities	(58)	—	—		(58)
Comprehensive income	$125,203	$35,979	$(43,800)		$117,382

See accompanying notes to unaudited pro forma condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments relate to the Acquisition as if it had occurred as of  March 31, 2014 for the unaudited pro forma condensed combined balance sheet, and as of January 1, 2013 for the unaudited pro forma condensed combined statements of comprehensive income. The pro forma  adjustments are based on preliminary estimates that may change as additional information is obtained. Dollar amounts are in thousands, unless otherwise noted.

(A) Purchase Price

The purchase price and related adjustments reflect the cash payment made for the purchase of CDMI, as follows:

Base purchase price	$205,000
Estimated contingent payments	45,800
Estimated working capital payable	4,200
Cash received for reinvestment in Magellan restricted stock	(80,000)
Total purchase price	175,000
Less estimated contingent payments	(45,800)
Less estimated working capital payable	(4,200)
Net cash paid at closing	$125,000

The estimated working capital payable represents the difference in CDMI working capital at March 31, 2014 of approximately $21.2 million less the working capital target per the Purchase Agreement of $17.0 million.

(B) Deferred Payments Related to the Acquisition of CDMI

The Purchase Agreement provides for potential contingent payments up to a maximum aggregate amount of $165.0 million.  This adjustment of $45.8 million represents Magellan’s estimate as of the Closing Date of the discounted present value of the contingent payments that will be earned by the Sellers.  It is estimated that the gross amount of contingent payments is approximately $61.7 million, and that such payments will be made at various dates from Mid 2015 through Mid 2017.

The discount from the estimated gross potential contingent payments will be recorded as interest expense by Magellan.  Such estimated interest expense is $1.8 million and $7.2 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

(C) Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of CDMI and is based on March 31, 2014 balances for pro forma purposes only. These amounts differ from the preliminary allocation of purchase price based on the April 30, 2014 closing date balances.

Net tangible assets acquired	$21,702
Identified intangible assets	84,300
Goodwill	68,998
Total purchase price	$175,000

The purchase price has been allocated based upon the estimated fair value of net assets acquired at the date of acquisition. A portion of the excess purchase price over tangible net assets acquired has been allocated to identified intangible assets totaling $84.3 million, mainly consisting of customer contracts which are being amortized over 8 years. In addition, the excess of purchase price over tangible net assets and identified intangible assets acquired resulted in $69.0 million of goodwill. All of the excess purchase price over tangible net assets is amortizable for tax purposes, although the Company’s effective rate will not be impacted by the tax amortization.

The pro forma adjustments for amortization expense are estimated to be $2.7 million and $10.8 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

(D) This adjustment represents the elimination of CDMI’s stockholders’ equity accounts.

(E) This adjustment represents stock compensation expense related to the purchase price of CDMI. A portion of the base purchase price was payable through a reinvestment in the restricted stock of Magellan valued at $80 million.  Of this amount, $20.0 million vests over an 18-month period, and is conditional upon certain employment and performance targets.  The remaining $60.0 million vests over a 42-month period based upon continuing employment.  The stock compensation expense that would have been recognized for the three months ended March 31, 2014 and the year ended December 31, 2013 is estimated to be approximately $7.8 million and $31.0 million, respectively.

(F) This adjustment represents a reduction in interest income as a result of the reduction of cash balances used to fund the direct purchase of CDMI.

(G) This adjustment represents the effect on income tax provision resulting from the application of Magellan’s statutory tax rate for the income before income taxes pertaining to CDMI and the pro forma adjustments, which differs from the treatment of income taxes in CDMI’s historical financial statements, since CDMI formerly operated as a limited liability company and elected to be taxed as a partnership.

(H) This adjustment represents an increase in common stock equivalents for restricted stock awards attributable to the shares of restricted stock issued for the Acquisition.  See further discussion in Note (E).